UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 23, 2004

SMALL WORLD KIDS, INC.
(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	95-388130
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230
(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

We entered into stock purchase agreements on September 23, 2004, with each of Wire Mill Partners III, LLC and Pewter Hill Partners LLC that obligated each of them to purchase, upon our election, up to 10,100,000 shares of our common stock for an aggregate purchase price of $6.3 million (representing a total commitment of $12.6 million). Wire Mill Partners and Pewter Hill Partners are collectively referred to herein as the “institutional investors.”

If we sell all 20,200,000 shares to the institutional investors, the shares will be sold at a weighted average price of $.624 per share. We may require the institutional investor to purchase the shares in two tranches at the purchase prices set forth below:

	Number of Shares/ Aggregate Commitments
Tranche	Price	Wire Mill Partners	Pewter Hill Partners
1	$.50	5,100,000	5,100,000
2	$.75	5,000,000	5,000,000
Total Share Commitment		10,100,000	10,100,000

Total Dollar Commitment		$6,300,000	$6,300,000

Our ability to require the institutional investors to purchase the shares included in any tranche is subject to the following limitations:

•	the tranches must be sold in order;
•	the shares must be registered for resale as contemplated by this prospectus.

The agreements permit us to exercise our right to sell multiple tranches at the same time, and no particular period of time must elapse between the sales of tranches. We are not obligated to sell any shares to either purchaser unless and until we make an election to do so, even if we elect to sell shares to another institutional investor. However, if we want to sell any shares in a tranche we must exercise our right to sell all of the shares in the tranche.

The obligations of the institutional investors to purchase shares under the stock purchase agreements are subject to customary conditions for transactions of this kind. In particular, the institutional investors’ obligations are contingent on:

•	the continued accuracy of our representations and warranties contained in the stock purchase agreements; and
•	our compliance with our agreements contained in the stock purchase agreements.

If we have exercised our right to sell a particular tranche of shares and the closing of the sale of such shares does not occur for any reason, we will have the right to exercise our right with respect to those shares again; however, the purchaser’s obligation to purchase the shares remains contingent on our ability to satisfy the closing conditions at the time we seek to sell the shares.

Our obligation to sell a tranche of shares once we have made an election is contingent on the applicable institutional investor’s satisfaction of corresponding closing conditions which we may waive in our discretion.

Pursuant to the terms of the Stock Purchase Agreements, we are required to register the shares issuable to the institutional investors.

Item 9.01. Financial Statements and Exhibits.

Exhibits

4.1	Stock Purchase Agreement (Wire Mill), as amended, dated September 23, 2004
4.2	Stock Purchase Agreement (Pewter Hill), as amended, dated September 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.
Date: October 1, 2004	By: /s/ Debra Fine
Name: Debra Fine Title: Chief Executive Officer